Exhibit 23.10

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of RCS Capital Corporation on Form S-1 of our report dated March 28, 2013 related to the financial statements of Cetera Financial Holdings, Inc. and its subsidiaries as of and for the years ended December 31, 2012 and 2011, appearing in the prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such prospectus.

/s/ Deloitte & Touche LLP

Los Angeles, California

February 12, 2014